Exhibit 23.1




                      Consent of Independent Auditors
                      -------------------------------

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1993 Stock Option Plan of Delaware Otsego Corporation and in the related Prospectus of our report dated February 28, 1997 (except for Note 13, as to which the date is March 24, 1997) with respect to the consolidated financial statements of Delaware Otsego Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                     /s/  Ernst & Young LLP


Syracuse, New York
March 28, 1997

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